UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2015

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Stationsplein 45 3013 AK Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Named Executive Officer

Lyondell Chemical Company, a wholly owned subsidiary of LyondellBasell Industries N.V. (the “Company”), and Timothy D. Roberts entered into an Employment Agreement, dated as of June 2, 2011 (the “Original Employment Agreement”), when Mr. Roberts originally joined the Company. On January 20, 2015, the Company announced certain changes to its Executive Leadership Team, including the promotion of Mr. Roberts to Executive Vice President—Global O&P.

In connection with Mr. Roberts’ promotion, on January 22, 2015 the Company entered into a First Amendment to Employment Agreement (the “First Amendment”) with Mr. Roberts. The First Amendment extends the provisions contained in his Original Employment Agreement, which provided a lump sum payment in the amount of his annual base salary, plus his target annual bonus for the year of termination in the event his employment with the Company is terminated by the Company without “cause” or if Mr. Roberts terminates his employment for “good reason,” both as defined in the Original Employment Agreement. The terms of the Original Employment Agreement stated that the severance payments would only be paid if the specified termination occurred within the first five years after the effective date of the Original Employment Agreement. The First Amendment extends the right to these severance payments for as long as the Original Employment Agreement is in effect.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by the actual provisions of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

The terms and conditions of the Original Employment Agreement remain in effect unchanged except for those provisions of the Original Employment Agreement that are directly contradicted by the First Amendment, in which event the terms of the First Amendment shall control.

Item 9.01	Financial Statements and Exhibits

10.1	First Amendment to Employment Agreement by and between Lyondell Chemical Company and Tim Roberts dated as of January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	January 28, 2015	By:	/s/Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

10.1	First Amendment to Employment Agreement by and between Lyondell Chemical Company and Tim Roberts dated as of January 22, 2015